    As filed with the Securities and Exchange Commission on October 14, 1997

                                                    Registration  No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              _____________________
                          CENTERPOINT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

          MARYLAND                                     36-3910279*
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                   Identification Number)

                            401 NORTH MICHIGAN AVENUE
                                   30TH FLOOR
                             CHICAGO, ILLINOIS 60611
                                  (312) 346-5600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN S. GATES, JR.
                                    PRESIDENT
                          CENTERPOINT PROPERTIES TRUST
                      401 NORTH MICHIGAN AVENUE, 30TH FLOOR
                             CHICAGO, ILLINOIS 60611
                                 (312) 346-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ______________________
        COPIES OF ALL COMMUNICATIONS, INCLUDING COPIES OF COMMUNICATIONS
               SENT TO AGENT FOR SERVICE, SHOULD ALSO BE SENT TO:
                           RICHARD A. UNGARETTI, ESQ.
                            JAMES T. EASTERLING, ESQ.
                               Ungaretti & Harris
                     Three First National Plaza, Suite 3500
                             Chicago, Illinois 60602
                                 (312) 977-4400
                             ______________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following and list the Securities Act registration statement number of the earlier registration statement for the same offering. /X/ 333-33515
                               -------------
                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                               AMOUNT             PROPOSED
    TITLE OF EACH CLASS OF SECURITIES          TO BE           MAXIMUM AGGREGATE           AMOUNT OF
            TO BE REGISTERED                 REGISTERED         OFFERING PRICE       REGISTRATION FEE
-------------------------------------------------------------------------------
 Common Shares of Beneficial
 Interest, $.001 par value per share       16,751,556  (1)          $33.00              $167,515.56
 Common Shares of Beneficial
 Interest, $.001 par value per share           20,000               $36.16  (2)             $219.15
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Previously registered on August 13, 1997 under Registration Statement No. 333-33515. Registration fee of $167,515.56 previously paid in conjunction therewith.
(2) Based upon the average of the high and low sales prices for shares of beneficial interest of CenterPoint Properties Corporation, a Maryland corporation, as reported on the New York Stock Exchange on October 10, 1997 and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

* I.R.S. Employer Indemnification Number of CenterPoint Properties Corporation, the predecessor to the Registrant prior to the reorganization described in Registration Statement No. 333-33515.

This Registration Statement covers an additional 20,000 Common Shares of Beneficial Interest, par value $.001 per share (the "Common Shares"), of CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), offered in the same offering as Common Shares previously registered on Registration Statement No. 333-33515. The Trust hereby incorporates by reference the information contained in its Registration Statement No. 333-33515, as amended, except for the facing page information contained herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 14th day of October, 1997.

                                             CENTERPOINT PROPERTIES TRUST

                                             By: /s/ John S. Gates, Jr.
                                                 -----------------------------
                                             John S. Gates, Jr., President and
                                             Chief Executive Officer


                                             By: /s/ Paul S. Fisher
                                                 -----------------------------
                                             Paul S. Fisher, Executive Vice
                                             President and Chief Financial
                                             Officer
                                             (Principal Financial and Accounting
                                             Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the following persons does hereby authorize and designate John S. Gates, Jr. and Paul S. Fisher, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments.

     Signature                         Name and Title                Date
                                       ---------------               ----
/s/ Martin Barber        Martin Barber, Chairman and            October 14, 1997
----------------------   Trustee

/s/ John S. Gates, Jr.   John S. Gates, Jr., President, Chief   October 14, 1997
----------------------   Executive Officer and Trustee

/s/ Robert L. Stovall    Robert L. Stovall, Vice Chairman       October 14, 1997
----------------------   and Trustee

/s/ Nicholas C. Babson   Nicholas C. Babson,                    October 14, 1997
----------------------   Independent Trustee

/s/ Alan D. Feld         Alan D. Feld,                          October 14, 1997
----------------------   Independent Trustee

                         John J. Kinsella,
----------------------   Independent Trustee

/s/ Thomas E. Robinson   Thomas E. Robinson,                    October 14, 1997
----------------------   Independent Trustee

                                INDEX TO EXHIBITS

EXHIBIT                              DESCRIPTION
-------                              ------------


   5 Opinion of Ungaretti & Harris regarding the validity of the securities being registered and certain other matters

   8  Opinion of Ungaretti & Harris regarding certain tax matters

23.1  Consent of Ungaretti & Harris (included as part of Exhibit 5)

23.2  Consent of Coopers & Lybrand L.L.P.